Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

November 3, 2026

Acadia Realty Trust

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Acadia Realty Trust, a Maryland real estate investment trust (the “Trust”), in connection with certain matters of Maryland law relating to the sale and issuance of common shares (the “Shares”) of beneficial interest, par value $0.001 per share, of the Trust (the “Common Shares”) having an aggregate gross sales price of up to $500,000,000, which may be sold from time to time pursuant to that certain ATM Equity Offering Sales Agreement, dated as of February 14, 2025 (the “Existing Agreement”), by and among the Trust, Acadia Realty Limited Partnership, a Delaware limited partnership for which the Trust is the sole general partner (the “Operating Partnership”), and BofA Securities, Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller (the “2025 Agents”), and Bank of America, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (the “2025 Forward Purchasers”), as amended by that certain Amendment No. 1 to the ATM Equity Offering Sales Agreement, dated as of the date hereof (the “Amendment” and, together with the Existing Agreement, the “Agreement”), by and among the Trust, the Operating Partnership, the 2025 Agents, the 2025 Forward Purchasers and Citizens JMP Securities, LLC, as sales agent, and Citizens JMP Securities, LLC, as forward purchaser. The Shares are covered by the above-referenced Registration Statement, and all amendments related thereto (the “Registration Statement”), filed by the Trust with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares will be issued from time to time in public offerings at market or negotiated prices pursuant to the Prospectus Supplement, dated November 3, 2026 (the “Prospectus Supplement”).

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.
The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

Acadia Realty Trust

November 3, 2026

2.
The Prospectus Supplement;
3.
The Declaration of Trust of the Trust, as amended and supplemented (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
4.
The Amended and Restated Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;
5.
A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;
6.
The Agreement;
7.
The letter agreement in substantially the form attached as Annex III to the Agreement (the “Confirmation”);
8.
Resolutions adopted by the Board of Trustees of the Trust, or a duly authorized committee thereof (the “Resolutions”), relating to, among other matters, (i) the authorization of the registration, sale and issuance of the Shares and the delegation to specified trustees and a specified officer of the Trust (the “Authorized Persons”) to determine certain terms of the Shares in accordance with the Resolutions and (ii) the authorization of the execution and delivery by the Company of the Agreement and any Confirmation, certified as of the date hereof by an officer of the Trust;
9.
A certificate executed by an officer of the Trust, dated as of the date hereof; and
10.
Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.
Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.
Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.
3.
Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Acadia Realty Trust

November 3, 2026

4.
All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.
The Shares have not been and will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Declaration of Trust.
6.
Upon the issuance of any of the Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue under the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.
The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.
The issuance of the Shares has been duly authorized and, when issued and delivered by the Trust against payment of the consideration therefor in accordance with the Registration Statement, the Resolutions, the Agreement, any Confirmation and any instructions by the Authorized Persons, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Acadia Realty Trust

November 3, 2026

This opinion is being furnished to you for submission to the Commission as an exhibit to the Trust’s Current Report on Form 8-K relating to the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP